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                                                        Exhibit 5.1 (Pfd Stock))



                                November 6, 1997

High Voltage Engineering Corporation
401 Edgewater Place, Suite 680
Wakefield, Massachusetts 01880-6210

         Re:   Registration Statement on Form S-4
               Under the Securities Act of 1933, as Amended
               --------------------------------------------


Ladies and Gentlemen:

        We have acted as counsel for High Voltage Engineering Corporation, a Massachusetts corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 33,000 shares of 12 1/2% Series A Exchange Senior Redeemable Preferred Stock, liquidation preference $1,000 per share, of the Company (the "Shares"), pursuant to a Registration Statement on Form S-3 (File Number: 333-33969) (as amended, the "Registration Statement"), initially filed with the Securities Exchange Commission on August 19, 1997.

        As such counsel, we have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

        This opinion is limited solely to the Massachusetts Business Corporation Law as applied by courts located in Massachusetts.

        Based upon and subject to the foregoing, we are of the opinion that:





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High Voltage Engineering Corporation
November 6, 1997
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        1.      The issuance and exchange of the Shares as described in the
Registration Statement have been duly authorized by the Company.

        2. The Shares, when issued, exchanged and delivered as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.


                                           Very truly yours,


                                           /s/ BINGHAM DANA LLP
                                           ------------------------------
                                           BINGHAM DANA LLP